July 14, 2014

Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
Attention: Michael R. Bourque, Chief Financial Officer

Re:	Share Repurchase

Dear Michael:

The undersigned holders (the “Holders”) of shares of Series A Perpetual Convertible Preferred Stock of Ocwen Financial Corporation (the “Company”) hereby give notice that they wish to convert the number of shares set forth opposite such Holders’ respective names on Schedule 1 attached hereto (such shares, the “Preferred Shares”) into shares of common stock, $.01 par value (the “Common Stock”), of the Company. The Company hereby accepts such conversion notice and shall issue to the Holders the number of shares of Common Stock set forth opposite such Holders’ respective names on Schedule 1 (such shares, the “Common Shares”) and to pay the cash adjustment in lieu of issuing fractional shares set forth on Schedule 1.

The Holders hereby agree to sell, and the Company hereby agrees to purchase, the Common Shares.

On the date hereof, the Company shall pay (i) the purchase price for the Common Shares, and (ii) the cash adjustment in lieu of issuing fractional shares, each as reflected on Schedule 1 (together, the “Purchase Price”). The Company is hereby authorized to send an instruction letter to its stock transfer agent instructing such agent to reflect the transactions contemplated herein upon the Company’s records. The Purchase Price shall be paid by wire transfer of immediately available funds in the amounts and to the bank accounts as set forth on Schedule 2 attached hereto.

Each Holder represents and warrants that it has full legal and beneficial ownership of the Preferred Shares set forth opposite such Holder's name on Schedule 1, free and clear of all liens or encumbrances of any kind whatsoever (“Liens”), and that, assuming due and proper issuance of the Common Shares set forth opposite such Holder's name on Schedule 1 as provided herein, good and valid title to the Common Shares set forth opposite such Holder's name on Schedule 1 shall be transferred to the Company free and clear of all Liens.

This letter agreement shall be governed by the laws of the State of New York. This letter agreement represents the entire agreement among the parties hereto. This letter agreement may only be amended or modified in a writing signed by the parties hereto. This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute this letter agreement. If any term of this letter agreement shall be held to be invalid, illegal, or unenforceable, the remainder shall be unaffected, and the parties hereto shall use their good faith reasonable efforts to find an alternative means to achieve the same or substantially the same result as that contemplated by such term. The parties shall take such further actions as may be reasonably necessary to carry out the provisions hereof. This letter agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns. However, no Holder shall assign this letter agreement without the prior written consent of the Company and the Company shall not assign this letter agreement without the prior written consent of the Holders. This letter agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights or obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGES OF HOLDERS AND COMPANY FOLLOW]

Very truly yours,

HOLDERS:

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado LLC, its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons
Title: Authorized Signatory

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado LLC, its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons
Title: Authorized Signatory

WLR/GS MASTER CO-INVESTMENT, L.P.

By:	WLR Master Co-Investment GP, LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado LLC, its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons
Title: Authorized Signatory

WLR AHM CO-INVEST, L.P.

By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado LLC, its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons
Title: Authorized Signatory

WLR IV PARALLEL ESC, L.P.

By:	Invesco WLR IV Associates LLC, its General Partner
By:	Invesco Private Capital, Inc., its Managing Member

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons
Title: Authorized Signatory

Accepted and agreed:

OCWEN FINANCIAL CORPORATION

By:	/s/ Michael R. Bourque
Name: Michael R. Bourque
Title: Chief Financial Officer

Schedule 1

Selling Stockholders

Selling Stockholder	Number of Preferred Shares Converting	Number of Common Shares Received	Purchase Price for Common Shares received	Fractional share to be paid as cash adjustment	Cash adjustment to be paid in lieu of issuing fractional shares	Purchase Price
WLR Recovery Fund III, L.P.	4,946	155,583	$5,763,783.90	0.517	$19.13	$5,763,803.03
WLR Recovery Fund IV, L.P.	41,527	1,306,291	$48,393,327.28	0.287	$10.62	$48,393,337.90
WLR/GS Master Co-Investment, L.P.	2,883	90,688	$3,359,660.34	0.896	$33.15	$3,359,693.49
WLR AHM Co-Invest, L.P.	12,457	391,852	$14,516,690.45	0.784	$29.01	$14,516,719.46
WLR IV Parallel ESC, L.P.	187	5,882	$217,906.69	0.353	$13.06	$217,919.75
Total:	62,000	1,950,296	$72,251,368.67	2.837	$104.97	$72,251,473.64